UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): October 6, 2003


                       TANGER FACTORY OUTLET CENTERS, INC.
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             (Exact name of registrant as specified in its charter)



        North Carolina                   1-1198                 56-1815473
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(State or other jurisdiction of  (Commission File Number)    (I.R.S. Employer
         Incorporation)                                   Identification Number)


            3200 Northline Avenue, Greensboro, North Carolina 27408
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              (Address of principal executive offices) (Zip Code)

                                 (336) 292-3010
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              (Registrants' telephone number, including area code)

                                      N/A
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         (former name or former address, if changed since last report)

Item 5.       Other Events.

     On October 6, 2003, Tanger Factory Outlet Centers, Inc. issued a press release announcing the execution of a definitive agreement for the acquisition of the Charter Oak Partners' portfolio of nine factory outlet centers totaling approximately 3.3 million square feet. Tanger and an affiliate of Blackstone Real Estate Advisors have formed a limited liability company to acquire the portfolio as a joint venture. Tanger will own one- third and Blackstone will own two-thirds of the joint venture. Tanger will provide operating, management, leasing and marketing services for the properties. The purchase price for this transaction is $491 million, including the assumption of approximately $187 million of debt. Closing is expected to take place during the fourth quarter of 2003. The press release is attached to this current report as exhibit 99.1.

SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  October 6, 2003

                              TANGER FACTORY OUTLET CENTERS, INC.

                              By:   /s/ Frank C. Marchisello Jr.
                                    ---------------------------------
                               Frank C. Marchisello, Jr.
                               Executive Vice President, Chief Financial Officer

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                                  EXHIBIT INDEX


Exhibit No.

     99.1 Press release dated October 6, 2003 announcing the execution of a definitive agreement for the acquisition of the Charter Oak Partners' portfolio.